EXHIBIT 10.52

UNIVERSAL CORPORATION

OUTSIDE DIRECTORS’ DEFERRED INCOME PLAN III

Preamble

Universal Corporation (the “Company”) hereby amends and restates, effective as of December 31, 2008 (except as otherwise provided for herein), the Universal Corporation Outside Directors’ Deferred Income Plan (the “Plan”). The Plan is and shall remain, unless later amended, a non-qualified deferred compensation program for the non-employee members of the board of directors of the Company (the “Outside Directors”). The following shall constitute the terms and conditions of the amended and restated Plan, effective as of December 31, 2008, except with respect to the definition of Plan Year (effective as of January 1, 2007) and as otherwise provided below.

Except as specifically provided in Sections H and J of the Plan below and in the following sentence, the terms of the Plan set forth below shall apply solely with respect to amounts deferred under the Plan on or after January 1, 2005 (and any earnings or losses thereon calculated pursuant to Section F below). Amounts deferred under the Plan prior to January 1, 2005 (and any earnings or losses thereon determined pursuant to Section F below) (“Grandfathered Benefits”) shall be governed by the terms of the Plan set forth below to the extent materially consistent with the terms of the Plan as in effect on October 3, 2004 (the “Frozen Plan”). As specifically provided in Sections H and J of the Plan below, and to the extent any terms of the Plan set forth below are otherwise materially inconsistent with the terms of the Frozen Plan, the Grandfathered Benefits shall be governed exclusively by the terms of the Frozen Plan. A copy of the Frozen Plan is attached hereto as Exhibit A.

An amount is treated as deferred prior to January 1, 2005, and therefore is a Grandfathered Benefit, if, before January 1, 2005, the Participant had a legally binding right to be paid the amount and the right to the amount was “earned and vested” within the meaning of Section 1.409A-6(a)(2) of the Treasury Regulations. Determinations of whether a term of the Plan set forth below is materially consistent or inconsistent with the terms of the Frozen Plan shall be made by the Committee applying the standards set forth in Section 1.409A-6(a)(4) of the Treasury Regulations and the third sentence of Section G.1. of the Frozen Plan. Changes made by the Committee to the Investment Options offered under the Plan from time to time shall not be considered to result in any material inconsistency with the terms of the Frozen Plan for this purpose.

A. Definitions

As used in the Plan, the following terms have the following meanings:

“Act” means the Securities Exchange Act of 1934, as amended.

“Adjustment” means the net earnings, gains (including dividends and capital gains), losses, and expenses, as well as any appreciation or depreciation in market value during each Plan Year for the deemed investments in the Investment Options, charged or credited, as the case may be, to a Participant’s Deferral Account as provided in Section F below.

“Beneficiary Designation Form” means the form provided by the Committee from time to time on which Participants designate the beneficiary or beneficiaries to receive payment of their remaining Plan benefits, if any, upon death.

“Change of Control” means a change of ownership or effective control of the Company or a change in ownership of a substantial portion of the Company’s assets as defined in Section H below.

“Claimant” has the meaning set forth in Section K below.

“Claims Procedure” has the meaning set forth in Section K below.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Executive Compensation, Nominating and Corporate Governance Committee of the board of directors of the Company.

“Company” means Universal Corporation.

“Compensation” means any fees the Company pays to an Outside Director for service on the Company’s board of directors, including any retainers and fees for meetings of the board of directors and committee meetings and fees for service as a committee chair, prior to any deferrals elected by the Outside Director under the Plan.

“Deferral Account” means the unfunded bookkeeping account established by the Company for a Participant to reflect, with respect to each Plan Year, the amounts deferred by the Participant for the Plan Year, and any earnings and less any losses thereon as described in Section F below.

“Deferral Election Form” means the form provided by the Committee from time to time on which Participants make deferral elections pursuant to Section D below.

“Deferral Period” means the Plan Year for which a deferral election is made and in which the services for which the Compensation subject to the deferral election is earned will be performed.

“Final Adjustment Date” means a date selected by the Committee in its discretion within five business days before or after the date on which a Participant becomes entitled to a distribution pursuant to Section H below.

“Frozen Plan” has the meaning set forth in the Preamble.

“General Election Date” has the meaning set forth in Section D below.

“Grandfathered Benefits” has the meaning set forth in the Preamble.

“Initial Election Date” means the General Election Date or the Special Election Date, as the case may be.

“Investment Election Form” means the form provided by the Committee from time to time on which Participants make investment elections pursuant to Section F below.

“Investment Option” means a deemed investment alternative selected by the Committee and offered to Participants from time to time for the hypothetical investment of their Deferral Accounts.

“Outside Director” means a non-employee member of the board of directors of the Company.

“Participant” means an Outside Director who has submitted a valid deferral election in accordance with Section D below.

“Payment Election Form” means the form provided by the Committee from time to time on which Participants make payment elections pursuant to Section H below.

“Plan” means this Universal Corporation Outside Directors’ Deferred Income Plan, as amended and restated effective December 31, 2008.

“Plan Year” means the calendar year.

“Qualifying Distribution Event” has the meaning set forth in Section J below.

“Separation from Service” means the good-faith, complete termination of an Outside Director’s service relationship with the Company (and all entities that would be treated as a single employer with the Company under Sections 414(b) or (c) of the Code, using a 50% ownership rather than an 80% ownership standard) as an Outside Director, in accordance with Section 1.409A-1(h) of the Treasury Regulations.

“Special Election Date” has the meaning set forth in Section D below.

“Subsequent Election Date” means the date by which a subsequent election as to the time or form of payment of any benefits under the Plan is required to be made, as provided in Section H below.

“Total and Permanent Disability” has the meaning set forth in Section H.2. below.

“Treasury Regulations” means Title 26 of the U.S. Code of Federal Regulations, as amended from time to time.

“Unforeseeable Emergency” means a severe financial hardship to a Participant as defined in Section H.5. below.

B. Purpose and Administration

1. Statement of Purpose.

The purpose of the Plan is to provide the Outside Directors with recurrent opportunities to defer the receipt of a portion of their Compensation as directors. The deferrals elected hereunder (for a particular Plan Year until a date certain in the future) will apply to amounts that otherwise would be payable currently.

2. Top Hat Plan.

The Plan is intended to constitute an unfunded “top hat” plan, within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, as amended from time to time, maintained for the purpose of providing deferred compensation to the Outside Directors. This Plan shall not cover any person who is, or otherwise becomes, an employee of the Company or its affiliated entities.

3. Plan Administration.

Full discretionary power and authority to interpret, construe and administer the Plan, and to change the requirements for eligibility and investment options, is vested solely and exclusively in the Executive Compensation, Nominating and Corporate Governance Committee of the Company (herein the “Committee”). The Committee shall have the complete and exclusive discretion and authority to make the determinations provided for, or permitted to be made, under the Plan to establish such rules and regulations, if any, that the Committee deems necessary and appropriate for the ongoing administration and operation of the Plan, and to delegate any portion of its power and authority to administer the Plan to any person or persons selected by it, including an officer or officers of the Company.

C. Eligibility

All Outside Directors shall be eligible to participate in the Plan. An Outside Director may become a Participant in the Plan by submitting a valid deferral election in accordance with Section D below.

D. Deferral Elections

1. Election Forms.

Deferral elections shall be made in the form provided by the Committee from time to time (the “Deferral Election Form”). A Deferral Election Form may be a paper form or an electronic form (including a form provided through a website), and may be an individual form or combined with any other form provided under the Plan, in each case as determined by the Committee in its discretion. Execution of a Deferral Election Form by an Outside Director shall constitute the sole and exclusive means for each Outside Director to effectuate deferral elections pursuant to the Plan.

2. Initial Deferral Elections.

(a) General.

Each Outside Director may elect on a Deferral Election Form to defer an amount of his or her Compensation, up to a maximum of one hundred percent (100%) of such Compensation (in whole percentage increments or dollar amounts as provided by the Committee in its discretion), earned for services performed during the Plan Year next following the date on which such deferral election is made (the “Deferral Period”).

The election with respect to Compensation for the Deferral Period shall be made no later than the last day of the Plan Year immediately prior to the start of the Deferral Period, or such earlier date as may be established by the Committee in its discretion (the “General Election Date”). Any election so submitted shall be valid only when the election is completed and received by the Committee on or before the General Election Date and shall become irrevocable at close of business on the General Election Date.

Once in effect for a Deferral Period, a deferral election shall remain in effect only for the Deferral Period to which the deferral election relates. An Outside Director shall be required to submit a new deferral election for any future Deferral Period in accordance with the requirements of this subsection 2(a).

(b) New Participant Deferrals.

Notwithstanding subsection (a) to the contrary, any new Outside Director who is first eligible to participate in the Plan (including, for this purpose, any other similar, account-based plan sponsored by the Company for Outside Directors that is required to be aggregated with the Plan under Section 1.409A-1(c)(2) of the Treasury Regulations) subsequent to the beginning of a Plan Year may elect to defer Compensation under the Plan earned for services performed during the remainder of such Plan Year, by filing a deferral election with the Committee by no later than thirty (30) days after the date on which such Outside Director first becomes eligible to participate, or such earlier date as may be established by the Committee in its discretion (the “Special Election Date”).

Any election so submitted shall be valid only when the Deferral Election Form is completed and received by the Committee on or before the Special Election Date and shall become irrevocable at close of business on the Special Election Date. Any election so submitted shall apply only with respect to Compensation earned for services performed on or after the election becomes effective. If a new Outside Director elects not to participate for the Plan Year in which the new Outside Director first becomes eligible, such director may nevertheless elect to defer Compensation for any subsequent Plan Year in accordance with subsection (a) above.

3. Cessation of Eligibility.

An Outside Director shall remain eligible to participate in the Plan until he or she experiences a Separation from Service or until he or she ceases to be eligible pursuant to Section C above or the Committee otherwise determines he or she is no longer eligible to make deferral elections. Notwithstanding anything in this subsection 3 to the contrary, with respect to any Outside Director who ceases to be eligible to participate in the Plan, the Outside Director’s deferral election then in effect, if any, shall remain in effect with respect to any Compensation that is earned for services performed for the Company (including for this purpose any person that would be treated as a single employer with the Company under Sections 414(b) or (c) of the Code) as an Outside Director through the end of the Deferral Period in which the director ceases to be eligible.

4. Return to Service.

If an Outside Director who previously participated in the Plan experiences a Separation from Service or otherwise ceases to be eligible to participate in the Plan and then subsequently again becomes eligible to participate in the Plan during a Plan Year, the Outside Director shall be eligible to submit a deferral election for that Plan Year in accordance with subsection (b) above only if he or she (i) has been paid all amounts previously deferred under the Plan (including, for purposes of this subclause (i) and subclause (ii) below), any other plan that is required to be aggregated with the Plan under Section 1.409A-1(c)(2) of the Treasury Regulations), and on or before the date of the last payment, was not eligible to continue (or to elect to continue) to participate in the Plan for periods after the last payment, or (ii) has not been eligible to participate in the Plan (other than the accrual of earnings) at any time during the 24-month period ending on the date he or she again becomes eligible to participate in the Plan. An Outside Director who again becomes eligible to participate in the Plan but who is not eligible to or who elects not to submit a deferral election pursuant to this subsection (c) may nevertheless elect to defer Compensation for any subsequent Plan Year in accordance with subsection (a) above.

E. Deferral Accounts

The Company shall establish a deferral account in the name of each Participant on its books and records, which shall reflect, with respect to each Plan Year, the amount of actual deferrals, and any earnings and less any losses thereon as described in Section F below, as an unfunded liability of the Company to the Participant (the “Deferral Account”). Amounts that a Participant has elected to defer under the Plan for a Plan Year shall be credited to the Participant’s Deferral Account as of the date on which the amounts would have been paid to the Participant, but for his or her election to defer the amounts. Earnings and losses shall be credited to or debited against a Participant’s Deferral Account as described in Section F below. Amounts credited to a Participant’s Deferral Account shall be 100% vested at all times.

F. Investment Options

1. General.

The amounts credited to a Participant’s Deferral Account shall be deemed invested in one or more Investment Options elected by the Participant in the form provided by the Committee from time to time (the “Investment Election Form”). An Investment Election Form may be a paper form or an electronic form (including a form provided through a website), and may be an individual form or combined with any other form provided under the Plan, in each case as determined by the Committee in its discretion; or, if the Committee so provides in its discretion, deemed investment elections may be made by telephone or facsimile. The Committee shall determine the number and type of Investment Options that will be available under the Plan in any Plan Year; provided, however, that the UVV Stock Fund shall be one of the Investment Options. In its sole discretion, the Committee may change the number and type of Investment Options at any time and may establish procedures for the transition between Investment Options; provided, however, that each Investment Option shall qualify as a “predetermined actual investment” within the meaning of Section 31.3121(v)(2)-1(d)(2) of the Treasury Regulations or shall reflect a reasonable rate of interest within the meaning of Section 31.3121(v)(2)-1(d)(2)(i)(C) of the Treasury Regulations.

2. Designation of Investment Options.

Each Participant shall designate on the Investment Election Form the percentage of the Participant’s deferrals to be hypothetically invested among the Investment Options. Amounts deferred by the Participant shall be deemed invested in the Investment Options in the percentages elected by the Participant as of the date on which the amounts are credited to the Participant’s Deferral Account. If a Participant fails for any reason to select a valid Investment Option, amounts deferred by the Participant shall be deemed invested in the Investment Option most similar to a conservative market portfolio.

3. Adjustments.

Once allocated among the Investment Options, the balance of a Participant’s Deferral Account shall be maintained in the form of hypothetical Investment Option shares, determined by dividing the cash value of each allocated amount by the closing market value, or net asset value, of the Investment Option to which the balance has been allocated. These hypothetical shares shall be charged and credited, as the case may be, with net earnings, gains (including dividends and capital gains), losses, and expenses, as well as any appreciation or depreciation in market value during each Plan Year for the deemed investments in the Investment Options (each such charge or credit hereinafter referred to as an “Adjustment”). Adjustments shall be made to Participants’ Deferral Accounts on a daily basis. With respect to any amount distributed from the Plan, Adjustments shall cease with respect to such amount effective as of the Final Adjustment Date. The Committee may calculate Adjustments based on the actual investment performance of assets that the Company has deposited in the grantor trust (as described in Section G below).

4. Changing Investment Options.

A Participant’s Investment Election Form shall remain in effect with respect to all future deferrals unless and until superseded pursuant to this paragraph. Except as provided below with respect to deemed investments in the UVV Stock Fund, each Participant may change his or her deemed investment designation daily, with regard either to his or her future deferrals or one or more of his or her existing Deferral Account balances, or both, by submitting a new Investment Election Form. Such change shall supersede the previous designation with respect to his or her future deferrals or existing Deferral Account balances generally effective as of the next business day following the date on which such new Investment Election Form is received by the Committee, unless circumstances outside the Committee’s control warrant a delay.

5. UVV Stock Fund.

Notwithstanding any provisions hereof to the contrary, if a Participant elects to hypothetically invest any portion of his or her Deferral Account in the UVV Stock Fund, then the Committee shall credit that portion of the Participant’s Deferral

Account with the number of deferred stock units determined by dividing the cash value of the amount to be allocated to the UVV Stock Fund by the closing market value per share of Company common stock as of the date on which this amount is credited to the Participant’s Deferral Account. The number of deferred stock units credited to a Participant’s Deferral Account at any given time shall be increased to reflect the value of any dividends paid on Company common stock. The number of additional deferred stock units credited to the Participant’s Deferral Account as a result of such deemed dividend shall be determined by (i) multiplying the total number of deferred stock units (with fractional units rounded off to the nearest thousandth) credited to the Participant’s Deferral Account immediately before allocation of the dividend by the value of the dividend per share (determined as of the dividend payment date), and (ii) dividing the aggregate dividend value determined under (i) by the closing market value per share of Company common stock on the dividend payment date.

6. Securities Law Matters.

Further, notwithstanding any provisions hereof to the contrary, a Participant may not redirect his election of a deemed investment in the UVV Stock Fund (as to any amounts previously credited to such Participant’s hypothetical investment in the UVV Stock Fund) unless more than six months have elapsed since the Participant (i) elected to transfer any portion of any Deferral Account into the UVV Stock Fund or (ii) transferred any amounts into any Company equity securities fund under any employee benefit plan of the Company or its affiliates. Moreover, a Participant may not make an initial deemed investment in the UVV Stock Fund, or redirect his election of deemed investment in another Investment Option into the UVV Stock Fund (as to any amounts previously credited to such Participant’s hypothetical investment in such other Investment Option) unless more than six months have elapsed since the Participant (i) elected to transfer any portion of any Deferral Account out of the UVV Stock Fund or (ii) transferred any amounts out of any Company equity securities fund under any employee benefit plan of the Company or its affiliates. The transfer of deemed investments involving the UVV Stock Fund may be subject to such other restrictions, including prior approval, as determined appropriate by the Committee in its discretion.

G. Plan Is Unfunded

The Plan shall be and remain unfunded. The Participants shall not have any ownership interest whatsoever in any Investment Option in which their Deferral Accounts are deemed invested. The Company may establish a grantor trust (within the meaning of Sections 671 through 679 of the Code) for Participants and beneficiaries and deposit funds with the trustee(s) of such trust to provide for the benefits to which Participants and beneficiaries may be entitled under the Plan. The Company, for its own account, may, but is not required to, direct the investment of any amounts deposited in the trust in the Investment Options in accordance with Participants’ deemed investment elections. The funds deposited with the trustee(s) of such trust, and the earnings thereon, will be dedicated to the payment of benefits under the Plan but shall remain subject to the claims of the general creditors of the Company. Any liability of the Company to a Participant or beneficiary under this Plan shall be based solely on any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company or any of its affiliates.

H. Distributions

1. Pre-Deferral Irrevocable Payment Election.

(a) General.

A Participant shall elect, in the form provided by the Committee from time to time (the “Payment Election Form”), the time and form of payment of each Deferral Account balance established on behalf of the Participant pursuant to Section E above. A Payment Election Form may be a paper form or an electronic form (including a form provided through a website), and may be an individual form or combined with any other form provided under the Plan, in each case as determined by the Committee in its discretion. A payment election shall govern the time and form of payment solely of the Deferral Account balance to which the payment election relates, not to a Participant’s Plan account balance as a whole.

A payment election shall be made on or before the applicable Initial Election Date with respect to the particular Deferral Period in which the deferrals to which the payment election relates will be deferred. A Participant’s payment election for a Deferral Period shall be valid only when the election is completed and received by the Committee on or before the applicable Initial Election Date and, except as provided in subsection 7 below, shall become irrevocable at close of business on the applicable Initial Election Date.

(b) Payment Elections Do Not Carry Over Year to Year.

A payment election shall be effective only for the Deferral Account balance to which the payment election relates. A Participant shall be required to make a separate payment election with respect to each new Deferral Account balance that may be established on the Participant’s behalf for any future deferrals of Compensation elected by the Participant (and any earnings or losses thereon determined pursuant to Section F above). If a Participant fails to make a payment election with respect to any Deferral Account balance, the default payment election described in subsection (d) below shall apply with respect to such balance.

(c) Payment Options.

A Participant may elect one (and only one) of the following payment options with respect to a particular Deferral Account balance:

(i) In a one-time partial distribution of a specified dollar amount of the Deferral Account balance on a specified future calendar date that is more than five (5) years after the applicable Initial Election Date, with the remainder to be distributed, as elected, in accordance with either subsection (iii), (iv), (v) or (vi) below, and with such partial distribution to be made on or as soon as is administratively feasible (but in any event within 90 days) after the selected date;

(ii) In a single lump sum distribution of the entire Deferral Account balance on a specified future calendar date that is more than five (5) years after the applicable Initial Election Date, with payment to be made on or as soon as is administratively feasible (but in any event within 90 days) after the selected date;

(iii) Upon Separation from Service, in a single lump sum distribution of the entire Deferral Account balance, payable on as soon as is administratively feasible (but in any event within 90 days) after the date of the separation;

(iv) Upon Separation from Service, in substantially equal annual installment payments of the entire Deferral Account balance for a specified period of up to fifteen (15) years, beginning on or as soon as is administratively feasible (but in any event within 90 days) after the date of the separation and continuing to be paid on each subsequent anniversary of the separation thereafter;

(v) Upon an anniversary of the Participant’s Separation from Service, as selected by the Participant on his or her Payment Election Form (for example, 2 years after Separation from Service), in substantially equal annual installment payments of the entire Deferral Account balance for a specified period of up to fifteen (15) years, beginning on or as soon as is administratively feasible (but in any event within 90 days) after the selected anniversary date and continuing to be paid on each subsequent anniversary of the separation thereafter; and

(vi) Upon the later of (1) Separation from Service or (2) a specified future calendar date that is more than five (5) years after the applicable Initial Election Date, in substantially equal annual installment payments of the entire Deferral Account balance for a specified period of up to fifteen (15) years, beginning on or as soon as is administratively feasible (but in any event within 90 days) after the later of the date of separation or the specified calendar date, and continuing to be paid on each subsequent anniversary of the original payment date thereafter.

If installments are elected, each installment payment shall be equal to the Deferral Account balance immediately prior to payment divided by the number of remaining installment payments (including the current payment). For example, assuming a fifteen year installment period, the first year’s installment payment would equal one-fifteenth (1/15) of the total Deferral Account balance, the second year’s payment would equal one-fourteenth (1/14) of the remaining accumulated Deferral Account balance, and so forth. The Deferral Account balance will continue to receive Adjustments for earnings and losses during the installment payment period in accordance with Section F above.

(d) Default Election.

If a Participant fails for any reason to make a valid payment election with respect to a Deferral Account balance (or portion thereof), then the Participant shall be deemed to have elected option (c)(iii) above with respect to such Deferral Account balance (or portion thereof).

(e) Accelerated Distributions.

Notwithstanding a Participant’s payment election to the contrary, the Participant’s entire Plan account balance shall be immediately payable to the Participant or his or her beneficiary or beneficiaries, as the case may be, upon the occurrence of the Participant’s Total and Permanent Disability (as determined under subsection 2 below), death (as determined under subsection 3 below) or a Change of Control (as determined under subsection 4 below). Further, the scheduled payment of all or a part of the amounts credited to a Participant under the Plan may be accelerated in the event of an Unforeseeable Emergency (as determined under subsection 5 below). Finally, with respect to the portion of amounts credited to a Participant under the Plan attributable to amounts deferred before January 1, 2005 (and any earnings or losses thereon determined pursuant to Section F above), a Participant may elect a one-time accelerated distribution of all or a part of such amounts as provided for under subsection 6 below.

2. Payment in Event Participant Becomes Permanently Disabled.

In the event a Participant incurs a Total and Permanent Disability, as defined below, the Participant’s entire Plan account balance shall be payable to the Participant in a single lump sum distribution on or as soon as is administratively feasible (but in any event within 90 days) after the date the disability is incurred.

With respect to Grandfathered Benefits, Total and Permanent Disability shall have the same meaning set forth in Section E.2. of the Frozen Plan.

With respect to amounts deferred under the Plan on or after January 1, 2005 (and any earnings or losses thereon determined pursuant to Section F above), Total and Permanent Disability means the Participant’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months. The Committee shall determine whether a Participant is disabled for this purpose in its sole discretion, provided that a Participant will be deemed disabled if determined to be totally and permanently disabled by the Social Security Administration.

3. Payment in Event of Participant’s Death.

In the event a Participant dies, the Participant’s entire Plan account balance shall be payable to the Participant’s beneficiary or beneficiaries in a single lump sum payment on or as soon as administratively practicable (but in any event no later than 90 days) after the date of the Participant’s death.

Each Participant shall designate a beneficiary (or beneficiaries) on a form provided by the Committee from time to time for this purpose (the “Beneficiary Designation Form”). The Beneficiary Designation Form shall be a paper form. A Participant may change his or her beneficiary designation at any time, by filing a revised and executed Beneficiary Designation Form with the Committee (which shall only be effective upon receipt by the Committee).

If a Participant fails to designate any beneficiary as provided for above, if no designated beneficiary survives the Participant or if each designated beneficiary dies before the distribution of all payments otherwise due hereunder with respect to any deceased Participant, the Company shall pay any remaining amounts otherwise payable hereunder to the Participant’s beneficiary or beneficiaries to the Participant’s estate.

4. Payment in Event of Change of Control.

Upon the occurrence of a Change of Control, as defined below, the entire Plan account balance of a Participant with respect to whom the Change of Control has occurred shall be payable in a single lump sum to the Participant on or as soon as administratively feasible (but in any event no later than 90 days) after the date of the Change of Control.

With respect to any Grandfathered Benefits, Change of Control shall have the same meaning as set forth in Section E.4. of the Frozen Plan.

With respect to any amounts deferred under the Plan on or after January 1, 2005 (and any earnings or losses thereon as determined pursuant to Section F above), Change of Control means a change in the Company’s ownership (as described in subsection (i) below), a change in effective control of the Company (as described in subsection (ii) below), or a change in the ownership of a substantial portion of the Company’s assets (as described in subsection (iii) below):

(i) A “change in ownership” occurs if any person or more than one person acting as a group acquires beneficial ownership of Company stock that, together with the Company stock already held by such person or group, represents more than 50 percent of the total fair market value or total voting power of the Company stock; provided, however, that if any one person or more than one person acting as a group is considered to own more than 50 percent of the total fair market value or total voting power of the Company stock, the acquisition of additional stock by the same person or persons is not considered to cause a change in the ownership of the Company for purposes of this subsection (i) or to cause a change in effective control of the Company for purposes of subsection (ii).

(ii) A “change in effective control” occurs if (1) any person or more than one person acting as a group acquires (or has acquired during the twelve-consecutive-month period ending on the date of the most recent acquisition by such person or persons) beneficial ownership of Company stock possessing 30 percent or more of the total voting power of the Company stock; or (2) a majority of members of the Company’s board of directors is replaced during a twelve-consecutive-month period by directors whose appointment or election is not endorsed by a majority of the members of the board of directors before the date of the appointment or election; provided, however, that if any one person or more than one person acting as a group is considered to effectively control the Company for purposes of this subsection (ii), the acquisition of additional control of the corporation by the same person or persons is not considered to cause a change in the effective control for purposes of this subsection (ii) or to cause a change in ownership of the Company for purposes of subsection (i); or

(iii) A “change in the ownership of a substantial portion of the Company’s assets” occurs if any person or more than one person acting as a group acquires (or has acquired during the twelve-consecutive-month period ending on the date of the most recent acquisition by such person or group) assets from the Company having a total gross fair market value equal to 40 percent or more of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided that a transfer of assets by a Company is not treated as a change in the ownership of such assets if the assets are transferred to (I) a shareholder of the Company immediately before the asset transfer in exchange for or with respect to Company stock; (II) an entity, 50 percent or more of the total fair market value or total voting power of which is owned, directly or indirectly, by the Company; (III) a person or more than one person acting as a group that owns, directly or indirectly, 50 percent or more of the total fair market value or total voting power of all outstanding Company stock; or (IV) an entity, at least 50 percent of the total fair market value or total voting power of which is owned, directly or indirectly, by a person described in (III) above. Except as otherwise provided in this subsection (iii), a person’s status is determined immediately after the transfer of the assets. For purposes of this subsection (iii), “gross fair market value” means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this definition, the term “group” shall have the same meaning as in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Act”), modified to the extent necessary to comply with Sections 1.409A-3(i)(5)(v)(B), (vi)(D) or (vii)(C) of the Treasury Regulations (or any successor provisions). The term “beneficial ownership” shall have the same meaning as in Rule 13d-3 promulgated under the Act, modified to the extent necessary to comply with Section 1.409A-3(i)(5)(v)(iii) of the Treasury Regulations (or any successor provision). Notwithstanding anything in this Section H.4. to the contrary, an event which does not constitute a change in the ownership, a change in the effective control, or a change in the ownership of a substantial portion of the assets of the Company, each as defined in Section 1.409A-3(i)(5) of the Treasury Regulations (or any successor provision), shall not constitute a Change of Control for purposes of the Plan.

5. Payment in Event of Unforeseeable Emergency.

If a Participant experiences an Unforeseeable Emergency, the Participant may request a distribution of all or any portion of his entire Plan account balance in an amount necessary in the Committee’s judgment to satisfy the emergency need (including any amounts necessary to pay any federal, state, local or foreign taxes or penalties reasonably anticipated to result from such distribution). Whether an Unforeseeable Emergency hereunder has occurred will be determined solely by the Committee, which has the complete and exclusive discretion and authority to make such determination. Distributions in the event of an Unforeseeable Emergency may be made by and with the approval of the Committee, upon written request submitted by the Participant.

If a Participant receives a distribution pursuant to this Section H.5., the Participant’s deferral election under the Plan, if any, in effect for the Plan Year in which the distribution occurs shall be terminated effective immediately upon payment of the distribution. In addition, a Participant who receives a distribution pursuant to this paragraph shall not be eligible to participate in the Plan for the Plan Year immediately following the Plan Year in which the distribution occurs.

An Unforeseeable Emergency hereunder is defined as a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, the Participant’s designated beneficiary, or the Participant’s dependent (as defined in Section 152 of the Code, without regard to Sections 152(b)(1), (b)(2) and (d)(1)(B) thereof), loss of the Participant’s property due to casualty, or other similar or extraordinary and unforeseeable circumstances arising as a result of events beyond the Participant’s control. The circumstances that will constitute an Unforeseeable Emergency will depend upon the facts of each situation, but, in any event, any distribution under this Section shall not exceed the amount required by the Participant to resolve the hardship after: (i) reimbursement or compensation through insurance or otherwise; (ii) obtaining liquidation of the Participant’s assets, to the extent such liquidation would not itself cause a severe financial hardship; and (iii) termination of the Participant’s deferral election under the Plan as provided in the paragraph above.

6. Accelerated Payment with Reduced Benefit Election.

Pursuant to the terms and conditions of Section E.6. of the Frozen Plan, a Participant may elect a one-time accelerated distribution of all or any portion of the Grandfathered Benefits credited to him or her under the Plan, subject to a mandatory ten-percent forfeiture of the amount for which the accelerated payment request is made and all other requirements of Section E.6 of the Frozen Plan. A Participant shall not be entitled to an accelerated distribution under this paragraph with respect to any amounts credited to him or her under the Plan other than Grandfathered Benefits, if any.

7. Extended Deferral of Future Benefit Payments.

(a) Grandfathered Benefits.

Pursuant to the terms and conditions of Section E.7 of the Frozen Plan, a Participant may make a one-time, irrevocable election with respect to each Deferral Account to postpone the date on which a scheduled distribution of Grandfathered Benefits would otherwise be made. Such an election is subject to all requirements of Section E.7 of the Frozen Plan. Except as provided in subsection (b) below, a Participant shall not be entitled to postpone the scheduled distribution date of any amounts credited to him or her under the Plan other than Grandfathered Benefits. A Participant shall not be entitled to make the election provided in subsection (b) or Section H.8. below with respect to any Grandfathered Benefits.

(b) Benefits other than Grandfathered Benefits.

A Participant may elect with respect to each Deferral Account to postpone the scheduled payment date or change the form of payment (lump sum to installments, installments to lump sum or different number of installments) of amounts deferred on or after January 1, 2005 (and any earnings or losses thereon determined pursuant to Section F above) in accordance with the requirements of this Section H.7(b).

A new payment election may be made pursuant to this Section by completing and submitting a new Payment Election Form to the Committee. The new payment election shall not take effect until twelve months after the date on which the election is made.

If the new payment election is with respect to a lump-sum amount that is scheduled to be paid or installments payments that are scheduled to commence on a specified calendar date, the election must be made no later than the date which is twelve months prior to the specified calendar date, or such earlier date as may be established by the Committee in its discretion (the “Subsequent Election Date”). Any election so submitted shall be valid only when the election is completed and received by the Committee on or before the Subsequent Election Date and shall become irrevocable at close of business on the Subsequent Election Date.

A new payment election must postpone the scheduled payment date for a lump-sum payment or the scheduled commencement date for installment payments by at least five years. For example, if a Participant initially elected to receive a lump-sum payment of a Deferral Account balance on January 1, 2015, and now wishes to postpone receipt of the lump sum or receive installments instead, the lump-sum payment or installment commencement date must be postponed until at least January 1, 2020. Or, for example, if a Participant initially elected to receive installment payments of a Deferral Account balance commencing on January 1, 2015, and now wishes to receive a lump-sum payment on the later of a specified calendar date or his or her Separation from Service in accordance with Section H.1(b)(vi), the lump-sum payment must be postponed until the later of January 1, 2020 or the Participant’s Separation from Service. However, the postponement of the scheduled payment date shall have no effect on the accelerated payment of the Participant’s Plan account balance in the event of his earlier Total and Permanent Disability, death, Unforeseeable Emergency or occurrence of a Change of Control, as described in subsections (2) through (5) above.

I. Participants’ Rights

1. Participant Rights in the Unfunded Plan.

Any liability of the Company to any Participant with respect to any benefit hereunder shall be based solely upon the contractual obligations created by the Plan. No such obligation shall be deemed to be secured by any pledge or any encumbrance on any property of the Company. No Participant shall have any rights under the Plan other than those of a general unsecured creditor of the Company. Any assets segregated or otherwise identified by the Company for the purpose of paying benefits pursuant to the Plan nevertheless remain general corporate assets subject to the claims of the general creditors of the Company (and are not held in trust by the Company for the benefit of Plan Participants).

2. Benefits Not Assignable.

Except as otherwise provided for under Section H.3., each Participant’s rights under the Plan shall be non-transferable and non-assignable. Subject to the exceptions provided under this Plan, no benefit that shall be payable to any person (including a Participant or beneficiary) shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge. Any such attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge such benefits shall be void. Further, no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any such person, nor shall it be subject to attachment or legal process for or against such person, and the same shall not be recognized, except to such extent as may be required by law.

J. The Company’s Reservation of Rights

The Company retains the right, at any time and in its sole and exclusive discretion, to amend or terminate the Plan, in whole or in part, without restriction. Any amendment of the Plan shall be made via resolution or consent of the Committee, shall be in writing and shall be communicated within thirty (30) days of its adoption to the Participants. Further, notwithstanding the above, no amendment of the Plan shall substantially impair or curtail the Company’s contractual obligations under the Plan as to amounts previously deferred and benefits accrued prior to such amendment. Finally, notwithstanding any other provision herein to the contrary, in the event of Plan termination, full payment of all Grandfathered Benefits shall be completed not later than the last business day of the third calendar month following the month in which the Plan termination is made effective. Payment of benefits other than Grandfathered Benefits shall not be accelerated, unless the Plan termination is in connection with a Qualifying Distribution Event.

A Qualifying Distribution Event is any of the following:

(i) The Plan is terminated within 12 months of the Company’s complete dissolution taxed under Section 331 of the Code, or with the approval of a bankruptcy court pursuant to 11 USC § 503(b)(1)(A), provided that the amounts deferred under the Plan are distributed by no later than the end of the calendar year in which the Plan termination occurs or as soon as administratively practicable thereafter.

(ii) The Plan is terminated pursuant to the irrevocable action of the Company (determined immediately after the Change of Control) within the 30 days preceding or the 12 months following a Change of Control, provided that this paragraph will only apply if all other plans required to be aggregated with the Plan under Section 1.409A-1(c)(2) of the Treasury Regulations (determined immediately after the Change of Control) are terminated at the same time, and all Outside Directors receive all amounts deferred under the terminated plans within 12 months of the Company’s irrevocable action to terminate the arrangements.

(iii) The Plan is terminated and (A) the termination does not occur proximate to a downturn in the financial health of the Company; (B) the Company terminates all other plans required to be aggregated with the Plan under Section 1.409A-1(c)(2) of the Treasury Regulations, (C) no payments are made within 12 months of the date the Company takes all necessary action to irrevocably terminate the Plan, other than payments that would be payable under the terms of the Plan if the action to terminate the Plan had not occurred, (D) all payments are made within 24 months of the date the Company takes all necessary action to irrevocably terminate the Plan; and (E) the Company does not adopt a new plan that would be required to be aggregated with the Plan under Section 1.409A-1(c)(2) of the Treasury Regulations at any time within 3 years following the date the Company takes all necessary action to irrevocably terminate and liquidate the Plan.

(iv) The Plan is otherwise terminated in connection with an event prescribed by the Commissioner of the Internal Revenue Service in generally applicable guidance.

K. Claims for Benefits

1. Claims Procedure.

Any claim by a Participant or his or her Beneficiary (hereafter the “Claimant”) for benefits shall be submitted in writing to the Committee. The Committee shall be responsible for deciding whether such claim is payable, or the claimed relief otherwise is allowable, under the provisions and rules of the Plan. The Committee otherwise shall be responsible for providing a full review of the Committee’s decision with regard to any claim, upon a written request.

Each Claimant or other interested person shall file with the Committee such pertinent information as the Committee may specify in such manner and form as the Committee may specify. Such person shall not have any rights or be entitled to any benefits, or further benefits, hereunder, as the case may be, unless and until the required information is filed by the Claimant or on behalf of the Claimant. Each Claimant shall supply, at such times and in such manner as may be required, written proof that the benefit claimed is provided under the Plan. If it is determined that a Claimant is not entitled to the claimed benefit under the Plan, or if the Claimant fails to furnish such proof as is requested, no benefits, or further benefits, hereunder, as the case may be, shall be payable to such Claimant.

Notice of any decision by the Committee with respect to a claim shall be furnished to the Claimant within ninety (90) days following the receipt of the claim by the Committee (or within ninety (90) days following the expiration of the initial ninety (90) day period in any case where there are special circumstances requiring extension of time for processing the claim). If special circumstances require an extension of time for processing the claim, the Committee shall furnish written notice of such extension to the Claimant prior to the expiration of the initial ninety (90) day period. The notice of extension shall indicate the special circumstances requiring the extension and the date by which the notice of decisions with respect to the claim shall be furnished.

Commencement of benefit payments shall constitute notice of approval of a claim to the extent of the amount of the approved benefit. If such claim shall be wholly or partially denied, such notice shall be in writing and worded in a manner calculated to be understood by the Claimant, and shall set forth (i) the specific reason or reasons for the denial; (ii) specific reference to pertinent provisions of the Plan on which the denial is based; (iii) a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary; and (iv) an explanation of the Plan’s claims review procedure. If the Committee fails to notify the Claimant of the decision regarding his or her claim in accordance with these “Claims Procedure” provisions, the claim shall be “deemed” denied; and, the Claimant then shall be permitted to proceed with the claims review procedure provided for herein.

Within sixty (60) days following receipt by the Claimant of notice of the claim denial, or within sixty (60) days following the date of a deemed denial, the Claimant may appeal denial of the claim by filing a written application for review with the Committee. Following such request for review, the Committee shall fully review the decision denying the claim. The decision of the Committee then shall be made within sixty (60) days following receipt by the Committee of a timely request for review (or within one hundred and twenty (120) days after such receipt, in a case where there are special circumstances requiring an extension of time for reviewing such denied claim, and notice in writing of such extension is given to the Claimant). The Committee shall deliver its decision to the Claimant in writing. If the decision on review is not furnished within the prescribed time, the claim shall be deemed denied on review.

2. Committee Determinations Final.

For all purposes under the Plan, the decision with respect to a claim (if no review is requested) and the decision with respect to a claims review (if requested), shall be final, binding and conclusive on all Participants, beneficiaries and other interested parties, as to all matters relating to the Plan and Plan benefits. Further, each claims determination under the Plan shall be made in the absolute and exclusive discretion and authority of the Committee.

L. Miscellaneous Provisions

1. Tax Withholding.

The Company shall withhold from any payment made by it under the Plan such amount or amounts as may be required for purposes of complying with the tax withholding or other provisions of the Code, the Social Security Act, as amended, or any federal, state or local income or employment tax provision; or otherwise, for purposes or paying any estate, inheritance or other tax attributable to any amounts payable hereunder.

2. Participant’s Incapacity.

If, in the Committee’s opinion, a Participant or other person entitled to receive benefits under the Plan is in any way incapacitated so as to be unable to manage his or her financial affairs, then the Committee may make such payment(s) into a separate, interest-bearing account established for the benefit of, and on behalf of, the Participant or other recipient, for release at such time as a claim is made by a conservator or other person legally charged with the care of his or her person or of his or her estate, as applicable. Thereafter, any benefits payable under the Plan shall be made to such conservator or other person legally charged with the care of his or her person or estate.

3. Independence of Plan.

Except as otherwise expressly provided herein, this Plan shall be independent of, and in addition to, any other agreement for the provision of services or rights that may exist, from time to time, between the parties hereto.

4. Responsibility for Legal Effect.

Neither the Committee nor the Company makes any representations or warranties, express or implied, or assumes any responsibility, concerning the legal, tax or other implications or effects of this Plan.

5. Successors, Acquisitions, Mergers, Consolidations.

The terms and conditions of the Plan shall inure to the benefit of, and bind, the Company and the Participants, and their successors, assigns and personal representatives.

6. Controlling Law.

The Plan shall be construed in accordance with the laws of the Commonwealth of Virginia to the extent not preempted by laws of the United States of America.

[SIGNATURE PAGE FOLLOWS]

WITNESS the following signature this              day of                     , 2008.

UNIVERSAL CORPORATION

By:
Name:
Its

EXHIBIT A

TERMS OF THE FROZEN PLAN AS IN EFFECT ON DECEMBER 31, 2004

AMENDMENT

TO THE UNIVERSAL CORPORATION

OUTSIDE DIRECTORS’ DEFERRED INCOME PLAN III

AMENDMENT, to this Universal Corporation Directors’ Deferred Income Pan III, as amended and restated effective as of December 31, 2008 (the “Plan”), by Universal Corporation (the “Company”), effective as of February 1, 2010.

WHEREAS, the Company maintains the Plan, has the power to amend the Plan pursuant to Section J thereof and now wishes to do so;

NOW, THEREFORE, the Plan is hereby amended as follows:

1. The second sentence of Section E of the Plan is hereby amended in its entirety as follows:

Amounts that a Participant has elected to defer under the Plan for a Plan Year shall be credited to the Participant’s Deferral Account as of the date on which the amounts would have been paid to the Participant, but for his or her election to defer the amounts, or as soon as administratively practicable thereafter.

2. The third sentence of Section F(1) of the Plan is hereby amended in its entirety as follows:

The Committee shall determine the number and type of Investment Options that will be available under the Plan in any Plan Year; provided, however, that (subject to Section 5 below) the UVV Stock Fund shall be one of the Investment Options.

3. Section F(5) of the Plan is hereby amended in its entirety as follows:

5. UVV Stock Fund

Effective February 1, 2010 (the “Freeze Date”), the UVV Stock Fund shall be frozen to new deemed investments, and no further deemed investments in the UVV Stock Fund shall be permitted after such date. A Participant shall be permitted, on or after such date, and subject to Section 6 below, to direct the exchange of any funds that are currently deemed invested in the UVV Stock Fund as of such date out of the UVV Stock Fund into one or more other deemed Investment Options offered under the Plan from time to time, but shall not be permitted on or after such date to direct the exchange of any funds deemed invested in any other deemed Investment Option into the UVV Stock Fund, or to direct the deemed investment of any new Participant or Company contributions to the Plan into the UVV Stock Fund. Any dividends paid with respect to shares of Company common stock deemed owned by a Participant through the UVV Stock Fund on or after the Freeze Date shall not be deemed to be reinvested in the UVV Stock Fund, but instead shall be deemed invested into a single available fund selected by the Participant. Once all funds which, as of the Freeze Date, are deemed invested in the UVV Stock Fund have been liquidated at the investment direction of the Participants who have accounts which are deemed invested in such fund, the UVV Stock Fund shall cease to be an Investment Option offered under the Plan.

4. The amendments set forth above shall apply equally with respect to amounts deferred prior to January 1, 2005 under the Frozen Plan (as defined in the Plan), and the Frozen Plan is hereby deemed amended in all applicable respects in accordance with the amendments above.

5. In all other respects not amended, the Plan is hereby ratified and confirmed.

*        *        *         *        *

IN WITNESS WHEREOF, the Company has caused this amendment to be executed, effective as of the date first written above.

UNIVERSAL CORPORATION

By:
Name:
Its: